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                                  February 14, 1997



Recycling Industries, Inc.
384 Inverness Drive South, Suite 211
Englewood, Colorado  80112

Re: Registration Statement on Form S-1
    Opinion of Counsel

Gentlemen:

    As counsel for Recycling Industries, Inc., a Colorado corporation (the "Corporation"), we have examined the Amended and Restated Articles of Incorporation, as amended, the bylaws and minutes of the Corporation and such other corporate records, documents, certificates and other instruments as in our judgment we have deemed relevant for the purposes of this opinion. We have also, as such counsel, examined the Registration Statement on Form S-1, Securities and Exchange Commission File No. 333-20289 (the "Registration Statement"), covering the resale by certain selling securityholders named in the Registration Statement (the "Selling Securityholders") of shares of the Corporation's common stock par value $.001 per share (the "Common Stock") included in the Registration Statement and shares of Common Stock which may be issued to the Selling Securityholders upon the conversion of the Corporation's outstanding Series C Convertible Preferred (the "Conversion Shares") and upon the exercise of outstanding options and warrants (the "Warrant Shares").

    Based upon the foregoing, we are of the opinion that (i) the Common Stock to be sold by the Selling Securityholders constitutes legally issued, fully paid and nonassessable shares of Common Stock, (ii) the Conversion Shares have been duly authorized for issuance and, upon conversion in accordance with the terms of the Corporation's Series C Convertible Preferred Stock, will be legally issued, fully paid and non-assessable, and (iii) the Warrant Shares have been duly authorized for issuance and sale and, upon exercise in accordance with the terms of the respective option or warrant and payment of the applicable exercise price, will be legally issued, fully paid and nonassessable.

    We know that we are referred to under the caption "Legal Matters" included in the Prospectus forming a part of the Registration Statement. We hereby consent to such use of our name in such Registration Statement and to the filing of this Opinion as Exhibit 5.1 thereto. In

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Recycling Industries, Inc.
February 14, 1997
Page 2

giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                           Very truly yours,



                                           /s/ Friedlob Sanderson Raskin
                                               Paulson & Tourtillott, LLC